Exhibit 10.7

Execution Version

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

This Assignment, Assumption and Amendment Agreement (this “Agreement”) is made as of July 7, 2017, by and among Conyers Park Acquisition Corp., a Delaware corporation (the “Company”), The Simply Good Foods Company, a Delaware corporation (“Simply Good Foods”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of July 14, 2016 (the “Existing Warrant Agreement”);

WHEREAS, pursuant to the Existing Warrant Agreement, the Company issued (a) 6,700,000 warrants to the Sponsor (collectively, the “Private Placement Warrants”), with each Private Placement Warrant being exercisable for one share of the Company’s Class A common stock, par value $0.0001 per share (the “Conyers Park Common Stock”) and with an exercise price of $11.50 per share, and (b) 13,416,667 warrants in the Offering (collectively, the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”), with each Public Warrant being exercisable for one share of Conyers Park Common Stock and with an exercise price of $11.50 per share;

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, on April 10, 2017, that certain Agreement and Plan of Merger (the “Merger Agreement”) was entered into by and among the Company, Simply Good Foods, Atkins Intermediate Holdings, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Simply Good Foods (“Intermediate LLC”), Conyers Park Parent Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Intermediate LLC (“Parent Merger Sub”), Conyers Park Merger Sub 1, Inc., a Delaware corporation and a wholly-owned Subsidiary of Intermediate LLC (“Company Merger Sub 1”), Conyers Park Merger Sub 2, Inc., a Delaware corporation and a wholly-owned Subsidiary of Company Merger Sub 1 (“Company Merger Sub 2”), Conyers Park Merger Sub 3, Inc., a Delaware corporation and a wholly-owned Subsidiary of Company Merger Sub 2 (“Company Merger Sub 3”), Conyers Park Merger Sub 4, Inc., a Delaware corporation and a wholly-owned Subsidiary of Company Merger Sub 3 (“Company Merger Sub 4”), NCP-ATK Holdings, Inc., a Delaware corporation (“Atkins”), solely in its capacity as the Majority Stockholder, Atkins Holdings LLC, a Georgia limited liability company (the “Majority Stockholder”) and, solely in its capacity as the Stockholders’ Representative pursuant to Section 9.15 of the Merger Agreement, Roark Capital Acquisition, LLC, a Georgia limited liability company (the “Stockholders’ Representative”);

WHEREAS, pursuant to the provisions of the Merger Agreement (a) Parent Merger Sub will merge with and into the Company with the Company surviving such merger (the “Parent Merger”), and (b) immediately after the Parent Merger, Company Merger Sub 1 will merge with and into Atkins, with Atkins surviving such merger (the “Atkins Merger” and, together with the Parent Merger, the “Business Combination”), as a result of which the Company and Atkins will become wholly-owned subsidiaries of Simply Good Foods. As a result of the Business Combination, all of the issued and outstanding shares of Conyers Park Common Stock (excluding shares of Conyers Park Common Stock to be canceled pursuant to Section 2.5(c) of the Merger Agreement and any share of Conyers Park Common Stock held by holder of Conyers Park Common Stock that exercises its right to redeem its shares of Conyers Park Common Stock for a pro rata portion of the trust account which holds the proceeds from the Offering) will be converted into common stock of Simply Good Foods, par value $0.01 per share (the “Common Stock”);

WHEREAS, upon consummation of the Business Combination, as provided in Section 4.4 of the Existing Warrant Agreement, the Warrants will no longer be exercisable for shares of Conyers Park Common Stock but instead will be exercisable (subject to the terms and conditions of the Existing Warrant Agreement as amended hereby) for Common Stock;

WHEREAS, the Board of Directors of the Company has determined that the Business Combination will constitute a “business combination” (as defined in Section 3.2 of the Existing Warrant Agreement);

WHEREAS, in connection with the Business Combination, the Company desires to assign all of its right, title and interest in the Existing Warrant Agreement to Simply Good Foods and Simply Good Foods wishes to accept such assignment; and

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any Registered Holder (i) for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under the Existing Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders, and (ii) to provide for the delivery of Alternative Issuance pursuant to Section 4.4 of the Existing Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows. Capitalized terms used herein, but not otherwise defined, shall have the meanings given to such terms in the Existing Warrant Agreement

1.            Assignment and Assumption; Consent.

1.1          Assignment and Assumption. The Company hereby assigns to Simply Good Foods all of the Company’s right, title and interest in and to the Existing Warrant Agreement (as amended hereby) as of the Effective Time (as defined in the Merger Agreement). Simply Good Foods hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of the Company’s liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising from and after the Effective Time.

1.2          Consent. The Warrant Agent hereby consents to the assignment of the Existing Warrant Agreement by the Company to Simply Good Foods pursuant to Section 1.1 hereof effective as of the Effective Time, and the assumption of the Existing Warrant Agreement by Simply Good Foods from the Company pursuant to Section 1.1 hereof effective as of the Effective Time, and to the continuation of the Existing Warrant Agreement in full force and effect from and after the Effective Time, subject at all times to the Existing Warrant Agreement (as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Existing Warrant Agreement and this Agreement.

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2.            Amendment of Existing Warrant Agreement. The Company and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 2, effective as of the Effective Time, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 2 are necessary or desirable and that such amendments do not adversely affect the interests of the Registered Holders:

2.1          Preamble. The preamble on page one of the Existing Warrant Agreement is hereby amended by deleting “Conyers Park Acquisition Corp., a Delaware corporation” and replacing it with “The Simply Good Foods Company, a Delaware corporation”. As a result thereof, all references to the “Company” in the Existing Warrant Agreement shall be references to The Simply Good Foods Company rather than Conyers Park Acquisition Corp.

2.2          Recitals. The recitals on page one of the Existing Warrant Agreement are hereby deleted and replaced in their entirety as follows:

“WHEREAS, on July 14, 2016, Conyers Park Acquisition Corp. (“Conyers Park”) entered into that certain Amended and Restated Sponsor Warrants Purchase Agreement with Conyers Park Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor purchased an aggregate of 6,700,000 warrants, bearing the legend set forth in Exhibit B hereto (the “Private Placement Warrants”) at a purchase price of $1.50 per Private Placement Warrant, in a private placement transaction occurring simultaneously with the closing of the Offering (as defined below) and in connection with the Over-allotment Option (as defined below); and

WHEREAS, on July 20, 2016, Conyers Park consummated an initial public offering (the “Offering”) of 40,250,000 units of the Company’s equity securities, including units issued and sold pursuant to the underwriters’ Over-allotment Option, each such unit comprised of one share of the Class A common stock of Conyers Park (the “Conyers Park Common Stock”) and one-third of one Public Warrant (as defined below) (the “Units”) and, in connection therewith, issued and delivered 13,416,667 warrants to public investors in the Offering (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”). Each whole Warrant entitled the holder thereof to purchase one share of Conyers Park Common Stock, for $11.50 per share, subject to adjustment as described herein; and

WHEREAS, Conyers Park has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, No. 333-212133 (the “Registration Statement”) and prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units, the Public Warrants and the Conyers Park Common Stock included in the Units; and

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WHEREAS, on April 10, 2017, that certain Agreement and Plan of Merger (the “Merger Agreement”) was entered into by and among the Company, Conyers Park, Atkins Intermediate Holdings, LLC, a Delaware limited liability company, Conyers Park Parent Merger Sub, Inc., a Delaware corporation, Conyers Park Merger Sub 1, Inc., a Delaware corporation, Conyers Park Merger Sub 2, Inc., a Delaware corporation, Conyers Park Merger Sub 3, Inc., a Delaware corporation, Conyers Park Merger Sub 4, Inc., a Delaware corporation, NCP-ATK Holdings, Inc., a Delaware corporation, solely in its capacity as the Majority Stockholder (as defined in the Merger Agreement), Atkins Holdings LLC, a Georgia limited liability company, and, solely in its capacity as the Stockholders’ Representative (as defined in the Merger Agreement) pursuant to Section 9.15 of the Merger Agreement, Roark Capital Acquisition, LLC, a Georgia limited liability company. Pursuant to the Merger Agreement, each issued and outstanding share of Conyers Park Common Stock (excluding shares of Conyers Park Common Stock to be canceled pursuant to Section 2.5(c) of the Merger Agreement and any share of Conyers Park Common Stock held by holder of Conyers Park Common Stock that exercises its right to redeem its shares of Conyers Park Common Stock for a pro rata portion of the trust account which holds the proceeds from the Offering) is to be converted into one share of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”); and

WHEREAS, the transactions contemplated by the Merger Agreement have been consummated and, pursuant to the Merger Agreement and Section 4.4 of this Agreement, each Warrant has been converted into the right to purchase one share of Common Stock rather than one share of Conyers Park Common Stock; and

WHEREAS, on July 7, 2017, the Company, Conyers Park and the Warrant Agent entered into an Assignment, Assumption and Amendment Agreement (the “Warrant Assumption Agreement”), pursuant to which Conyers Park assigned this Agreement to the Company and the Company assumed this Agreement from Conyers Park; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

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NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:”

2.3            Reference to Ordinary Shares. All references to “Common Stock” in the Existing Warrant Agreement (including all Exhibits thereto) shall mean common stock of Simply Good Foods, par value $0.01 per share.

2.4            Detachability of Warrants. Section 2.4 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”

Except that the defined terms “Business Day” and “Over-allotment Option” set forth therein shall be retained for all purposes of the Existing Warrant Agreement.

2.5            Duration of Warrants. The first sentence of Section 3.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date that is thirty (30) days after the consummation of the transactions contemplated by the Merger Agreement (a “Business Combination”), and terminating at 5:00 p.m., New York City time on the earlier to occur of: (x) the date that is five (5) years after the date on which the Company completes the Business Combination, (y) the liquidation of the Company, or (z) other than with respect to the Private Placement Warrants, the Redemption Date (as defined below) as provided in Section 6.2 hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement.”

3.            Miscellaneous Provisions.

3.1           Effectiveness of Warrant. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Business Combination and shall automatically be terminated and shall be null and void if the Merger Agreement shall be terminated for any reason.

3.2           Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their permitted respective successors and assigns.

3.3            Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

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3.4            Applicable Law. The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

3.5            Counterparts. This Agreement may be executed in any number of counterparts, and by facsimile or portable document format (pdf) transmission, and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

3.6            Effect of Headings. The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.7            Entire Agreement. The Existing Warrant Agreement, as modified by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

CONYERS PARK ACQUISITION CORP.

By:	/s/ David J. West
Name:	David J. West
Title:	Chief Executive Officer

[Signature Page to Assignment, Assumption and Amendment Agreement by and among Conyers Park Acquisition
Corp., The Simply Good Foods Company and Continental Stock Transfer &Trust Company]

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THE SIMPLY GOOD FOODS COMPANY

By:	/s/ David West
Name:	David West
Title:	President

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:	/s/ Henry Farrell
Name:	Henry Farrell
Title:	Vice President

[Signature Page to Assignment, Assumption and Amendment Agreement by and among Conyers Park Acquisition
Corp., The Simply Good Foods Company and Continental Stock Transfer &Trust Company]

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